Exhibit 5
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                                   APPENDIX D
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                 S E C U R I T I E S   P L E D G E   D E E D
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Pledgor Customer                        Guaranteed Customer
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Pledgor's Name: GMM Capital LLC         Guaranteed Party's Name: GMM Capital LLC

Account No. 122222                      Account No. 122222

Branch: Industrial Zone, Rishon         Branch: Industrial Zone, Rishon Lezion
        Lezion
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Made this 30th day of  August , 2005

between  GMM CAPITAL LLC, of the State of Delaware U.S.A.
                       (hereinafter referred to as "Pledgor" and the "Customer")

and      UNITED MIZRAHI BANK LIMITED
                       (hereinafter referred to as "the Bank");

WHEREAS it has been agreed between the Pledgor and the Bank that the Pledgor shall secure all the liabilities and obligations of whatever type, whether in Israeli currency or any foreign currency, due and/or that shall be due to the Bank from the Pledgor, by pledging the Pledgor's securities;

ACCORDINGLY, this Securities Pledge Deed witnesseth as follows:

1.       Preamble
         --------
         The recitals to this Deed constitute an integral part hereof.

2.       The Secured Amounts
         -------------------
         (a) This Securities Pledge Deed (hereinafter referred to as "this Deed") is created to secure the full and precise payment of all the amounts, whether in Israeli currency or in any foreign currency whatsoever, due and/or that shall be due to the Bank from the Pledgor in any manner, form, mode and reason whatsoever, whether the amounts are due from the Pledgor in connection with the grant of credit and/or loans and/or banking services or otherwise, whether due from the Pledgor alone or together with others, whether the Pledgor has already given an undertaking therefor or shall give an undertaking therefor in the future as a debtor and/or as a guarantor and/or as an endorser and/or otherwise, including the Pledgor's liabilities pursuant to promissory notes or bills of exchange delivered or that shall be delivered to the Bank either by the Pledgor or by third parties for discounting or security and/or pursuant to any other liability of the Pledgor to the Bank that are due now and/or that shall be due in the future, that are repayable prior to the enforcement of the collateral hereby given or thereafter, that are due absolutely or conditionally, that are due directly or indirectly, that are due pursuant to the Pledgor's original obligation or liability or that derive from a judgment of a court or otherwise - together with interest, maximum interest, default interest, linkage differentials, commission charges and any expenses whatsoever, including enforcement expenses, legal fees, insurance fees, stamp duty and other payments pursuant to this Deed (all the said payments are hereinafter referred to as "the Secured Amounts").

                  For the avoidance of doubt, it is hereby agreed and declared that this Deed is also made to secure all the amounts or obligations which the Pledgor has undertaken to the Bank in this Deed and also to secure linkage differentials and/or rate differentials of any type whatsoever due and/or that shall be due to the Bank from the Pledgor in respect of linked principal and/or interest from the Secured Amounts, and accordingly the expression "the Secured Amounts" also includes such amounts or obligations and also the said linkage differentials and rate differentials.

         (b) The total amount which the Pledgor shall be liable to pay the Bank pursuant to this Deed is limited _________* to the amounts owing to the Bank pursuant to the Loan Agreement between the Pledgor and the Bank Signature (hereinafter referred to as "the Deed Amount").

3.       Demands for Payment
         -------------------
         The Pledgor hereby undertakes to pay the Bank any amount of the Secured Amounts as stipulated hereunder:
         (a) On the agreed repayment date of such amount (hereinafter referred to as the "Agreed Repayment Date") if it has been or shall be agreed between the Bank and the Pledgor that such amount shall be payable on a specific date or upon demand or upon the occurrence of a specific event, or a specific time after demand or after the occurrence of the specific event.
         (b) Five (5) days from the date of the Bank sending its first written demand to the Pledgor, in the event that a repayment date as provided in sub-clause (a) above has not been agreed upon.

4.       Early Repayment
         ---------------
         Except as provided for in the Loan Agreement with the Bank, the Pledgor shall not be entitled to discharge any amount whatsoever from the Secured Amounts prior to the Agreed Repayment Date in the event that a repayment date has been or shall be agreed in respect thereof between the Pledgor and the Bank, save with the Bank's prior written consent. Having regard to the aforesaid, the Pledgor hereby agrees that the provisions of Section 13(b) of the Pledge Law, 5727-1967, shall not apply.

5.       Interest
         --------
         The Bank shall be entitled to calculate interest on the Secured Amounts at such rate that shall be agreed upon from time to time between the Bank and the Customer and in cases where the interest rate is not agreed upon, the Bank shall be entitled to determine the interest rate itself by giving notice to the Customer. The Bank shall be entitled to add the interest to the principal at the end of each quarter or at the end of any other period. In any event which confers upon the Bank the right to enforce the collateral pursuant to this Deed, the Bank shall be entitled to increase the interest rate that was agreed upon in accordance with the maximum interest rate provided for in the Loan Agreement from the date of the occurrence of such event until the full discharge of the debt.

6.       The Collateral
         --------------
         As collateral and surety for the full and precise discharge of all the secured amounts and in accordance with the provisions of the Companies Ordinance (New Version), 5743-1983, and of the Pledge Law, 5727-1967, and any other law prevailing at such time in Israel and which validates such charge, the Pledgor hereby pledges and charges in favour of the Bank and/or to its order as a first-ranking fixed pledge and charge all his rights as hereinafter stipulated:
         (a)*** All the Pledgor's rights existing today and that shall exist in the future in account no. 122222 maintained at the Rishon Industrial Zone Branch (495) of the Bank (hereinafter referred to as "the Account").
         (b) All the securities and income derived therefrom (including all the rights and benefits ancillary to and/or that shall be added to the said securities) and/or all the rights to receive securities as shall be registered in favour of the Pledgor in the Account from time to time and/or the securities stipulated in Appendix "A" annexed hereto as an integral part hereof The securities that have been delivered and/or shall be delivered in favour of the Account and all the benefits and rights, whether monetary or otherwise, that shall accrue as aforesaid to the securities within the definition stipulated in Clause 29 below and as provided in this clause are hereinafter referred to as "the Pledged Securities".

7.       Registration of the Pledge
         --------------------------
         In order to secure the Bank's rights pursuant to this Deed against existing or future creditors of the Customer, the Pledgor hereby agrees that the pledge hereby created in favour of the Bank shall be registered with the applicable laws governing the perfection of pledges and charges on the Pledgor and/or at the appropriate Registrar of Pledges office and/or with the appropriate Registrar of Companies or Registrar of Pledges abroad, and in order to effect the registration as aforesaid, the Pledgor hereby undertakes to sign a Notice of Pledge and also every other document required by law (including any Notice of Particulars of an Assignment of Rights and Affidavit, if such documents are required) and any other document which the Bank shall, at its discretion, determine is required with regard to this Deed and the registration hereof. All the expenses involved in drawing up this Deed and the stamping and registration hereof shall be paid by the Pledgor to the Bank and, until the full discharge thereof, all the said expenses shall be secured by this Deed. The Pledgor hereby confirms that the validity of the pledge over the Pledged Securities shall not be impaired even if the pledge has not been registered as provided in this clause, and the Bank shall be granted all the rights of a charge and pledge pursuant to this charge, in such an event, as against the Pledgor.

8.       Undertakings of the Pledgor
         ---------------------------
         (a) With regard to the registered Pledged Securities, the Pledgor undertakes to transfer them prior to depositing them or immediately thereafter to trustees or custodians of the Bank that shall be determined by the Bank and for such purpose the Pledgor undertakes to sign and send the Bank transfer instruments, certificates, shares and other documents which, in the Bank's opinion, are required to transfer the Pledged Securities to such trustees or custodians as aforesaid, subject to the pledge in favour of the Bank.
         (b) In the event that the Pledged Securities are already registered in the name of the trustees, the Pledgor hereby undertakes to give the said trustees irrevocable instructions to hold them for the Bank, in such form as shall be determined by the Bank, or to transfer them to trustees as the Bank shall instruct.
         (c) The Pledgor hereby declares that the Pledged Securities are not and shall not at the time of the delivery thereof to the Bank or the Bank's custodians and/or trustees be charged, pledged or attached for the benefit of anyone else, save for the Bank, and that the Pledgor has title thereto and that there is no restriction thereon, or terms and conditions applicable by law or by agreement regarding the transfer of title thereto or the pledging or charging thereof to the Bank.
         (d) Furthermore, the Pledgor undertakes not to create any other pledge or charge of any description whatsoever over all or some of the Pledged Securities with rights that shall take priority or shall be equal or subsequent to the rights given to the Bank pursuant to this Deed, and also to give immediate notice to the Bank upon the issuing of an attachment order with respect to the Pledged Securities or any part thereof, and also to give the placer of the attachment immediate notice of the pledge in favour of the Bank and to take, at its own expense, forthwith and immediately, all necessary steps to have such attachment removed.

9.       Deposit in a Special Account
         ----------------------------
         (a) Subject to the provisions of Clause 10(b) below, the Pledgor hereby agrees that should the Bank collect sums in connection with the Pledged Securities or by way of the redemption of the Pledged Securities or any part thereof, the Bank shall, upon the actual collection thereof, be entitled to deposit such sums in a special account in the name of the Pledgor and the amounts that shall be deposited as aforesaid in such account shall also be pledged and charged in favour of the Bank pursuant to the terms and conditions hereof.
         (b) The Bank shall, at its sole discretion, be entitled, at any time it deems fit, to set off any amount due and/or that shall be due to it from the Pledgor in respect of the said Secured Amounts and which have not been paid on their due date, against any amount standing to the credit of the said special account without being required to first obtain the consent of the Pledgor or to give the Pledgor prior notice.
         (c) The amounts deposited in the said special account shall bear creditory interest in accordance with the practice at the Bank in respect of current accounts and the Pledgor shall not be able to withdraw such amounts prior to the full discharge of all the Secured Amounts due to the Bank.

10.      Sale and Realisation of the Pledged Securities
         ----------------------------------------------
         (a)      Notwithstanding   anything   stated  in  any  other   document
                  whatsoever, the Pledgor shall not be entitled to transfer and/or demand that the Bank deliver the Pledged Securities to him and/or to any other person or entity whatsoever or to deliver them and/or redeem them, until after the full discharge of all the said Secured Amounts to the Bank, and the Bank shall not be under a duty to return the Pledged Securities to the Pledgor or to transfer them to another or others or to sell them or to transfer the proceeds of the sale thereof to the Pledgor or to others, until after the full discharge of the Secured Amounts as aforesaid.
         (b) It is hereby expressly agreed that notwithstanding the provisions of Clause 9(a) and Clause 10(a) above, the Pledgor shall be entitled to sell or redeem the Pledged Securities from time to time and/or to use the monies accrued in the said special account referred to in Clause 9 above from time to time, subject to the performance of all the following terms and conditions:
                  (1)      The said  authorization  is given to the Pledgor only
                           for the purpose mentioned in sub-clause (2) below and
                           provided that the Customer  shall not, at the time of
                           exercising such  authorization,  be in default in any
                           amount  whatsoever  in the  repayment  of the Secured
                           Amounts on any due date.
                  (2)      Such  authorization  is only given to the Pledgor for
                           the purposes of investing the proceeds of the sale or
                           redemption  of  the  Pledged  Securities  and/or  the
                           monies  accrued  in  the  said  special   account  in
                           securities that shall be recorded and/or put into the
                           said  account,   provided  that  the   investment  or
                           investments  as aforesaid in such  securities  at the
                           Bank's sole  discretion,  shall not derogate from the
                           Bank's  rights in  respect  of the  collateral  given
                           pursuant  to this Deed  (hereinafter  referred  to as
                           "the Additional Securities").
                  (3)      It is hereby  expressly  agreed  that the  Additional
                           Securities,  including  all the  benefits  and rights
                           deriving  therefrom,  shall also be  included  in the
                           expression "the Pledged Securities" stipulated herein
                           and shall be deemed  pledged and charged in favour of
                           the  Bank  pursuant  hereto.  Furthermore,   all  the
                           Pledgor's undertakings and warranties in this Deed referring to "the Pledged Securities" shall also refer to "the Additional Securities".

11.      Events of Default
         -----------------
         Except as agreed between the Customer and the Bank in the Loan Agreement, in any of the following events, the Bank shall be entitled to demand immediate repayment of all the amounts due and/or that shall be due from the Customer to the Bank in any manner whatsoever, and such amount shall bear interest at the maximum interest rate prevailing from time to time at the Bank in respect of debit balances in debitory current accounts, from the date of the occurrence of such event, until the full discharge thereof:
         (a) If on due date, the Customer has not paid any principal or interest or commission or linkage increments or expenses, including any levies, taxes, fees or any other sums.
         (b) If the Customer breaches and/or does not perform any of the terms and conditions hereof or of any other instrument or document that has been signed or shall be signed by the Customer, or if it becomes evident that any of the declarations that have been or shall be given by the Customer herein or in another document are incorrect or inaccurate.
         (c) If a petition is filed for the appointment of a permanent or provisional receiver or a permanent or provisional receiver and manager or if a petition is filed for the granting of a Receiving Order against the Customer or any party constituting the Customer or if a Receiving Order is issued against the Customer or any party constituting the Customer or if a Winding Up Order is issued against the Customer or any party constituting the Customer or if the Customer or any party constituting the Customer passes an effective resolution for voluntary winding up.
         (d) If a permanent or provisional receiver or a permanent or provisional receiver and manager is appointed for all or any portion of the assets of the Customer or any party constituting the Customer.
         (e) If any competent court in Israel institutes attachment or execution or any like proceedings against any portion of the assets of the Customer or any party constituting the Customer or if attachment or execution or any like proceedings are instituted over all or any portion of the Collateral which has been or shall be furnished to the Bank, or over goods for which bills of lading have been or shall be delivered to the Bank or over sums that shall be credited to the Customer in any account whatsoever.
         (f) If the Bank, at its absolute discretion, deems that since the signing of this Agreement a change has occurred in the condition of the Customer to which the Bank had not given its prior written consent. Without derogating from the generality of the foregoing, the following acts shall (inter alia) be deemed to constitute a change in the condition of the
                  Customer:
                  (i)      a voluntary or other transfer of shares.
                  (ii) resolutions of parties constituting the Customer which affect or are likely to affect the condition of the Customer.
                  (iii) any change in the composition of the parties constituting the Customer, in the relationships amongst and/or the composition of persons or institutions who pass resolutions or are authorized to pass resolution on behalf of the Customer or in the number of persons required by law to act or who are authorized to act in accordance with the law.
         (g) If the Customer or a party constituting the Customer ceases to pay his debts or manage his affairs or reaches a compromise or settlement with his creditors.
         (h) If the Customer, or a substantial part thereof or any party constituting the Customer shall cease to operate and in the opinion of the Bank such cessation is the result of the inability of the Customer to meet his obligations towards the Bank or towards any other parties.
         (i) If the Bank, at its discretion, deems that an event has occurred which impairs or is likely to impair the financial position of the Customer.
         (j) In any event in which, in respect of the securities registered in the account, the Pledgor, directly or indirectly, requests to receive from the nominee companies share certificates in his name and/or in the name of any other transferee that is not the Bank, without first obtaining the Bank's prior written consent thereto.

12.      Preservation of Rights upon the Occurrence of an Event of Default
         -----------------------------------------------------------------
         On the occurrence of one of the events stipulated in Clause 11 above, the Bank shall, at its discretion, be entitled to use all the means it deems appropriate to recover the Secured Amounts from the Customer and/or to exercise all its rights pursuant thereto.

13.      Realisation and Order of the Application of the Amounts
         -------------------------------------------------------
         (a) In the event of the non-payment on due date (or any later date agreed upon between the Customer and the Bank in the Loan Agreement) of any amount whatsoever which the Customer shall owe the Bank in respect of the said Secured Amounts or on the occurrence of one of the events which confers upon the Bank the right to demand immediate repayment of all or part of the Secured Amounts, the Bank shall be entitled, in order to recover the Secured Amounts and any part thereof from the Customer, and is hereby granted an irrevocable power of attorney by the Pledgor, to realise its rights either by the sale of the Pledged Securities (including the Additional Securities) by the Bank itself pursuant to the provisions of the Pledge Law, 5727-1967, or in any other manner which it deems fit in accordance with any law and/or by realising the pledge on the monies that shall be deposited in the special fund and/or by realising any other right that the Bank has pursuant hereto and/or pursuant to any other document whatsoever.
         (b) The Pledgor hereby agrees that if the Bank itself decides to sell the Pledged Securities or any part thereof, notice in respect of the proceedings which the Bank is about to take, sent in accordance with the Loan Agreement ("Notice Period"), shall be deemed a reasonable time for the purposes of Section 19(b) of the Pledge Law, 5727-1967. Notwithstanding the above provisions in this clause, the Pledgor hereby expressly agrees that the Bank shall be entitled to sell the Pledged Securities immediately and even prior to the expiry of the period mentioned above in this clause if, in the Bank's opinion, the value of the Pledged Shares at the time of the realisation thereof at the end of the Notice Period is likely to decrease, compared with their value on the date of actual realisation if they would be realised forthwith.
         (c) In any event in which the Bank realises the Pledged Securities prior to the expiry of the Notice Period, the Pledgor shall have no cause and/or claim and/or right of demand against the Bank for any indemnity and/or compensation, even if it is determined at the end of the Notice Period that the value of the Pledged Securities that have been realised in fact increased compared with their value on the date of actual realisation.
         (d) The amount that shall be recovered and/or realised in consequence of enforcing the Bank's rights pursuant to this Deed shall be applied to the discharge of the amounts owing to the Bank as follows:
                  (1)      First,   to  discharge   the  expenses   incurred  in
                           consequence of the Bank enforcing this Deed.
                  (2)      Secondly,  to  discharge  the  other  expenses,  bank
                           charges and interest that shall be due to the Bank, including additional amounts in consequence of linking the interest to the Consumer Price Index or to any other index or rate whatsoever.
                  (3) Thirdly, to discharge the principal amounts that shall be due to the Bank, including Additional Amounts, in consequence of linking the principal to the Consumer Price Index or to any other index or rate whatsoever, or according to another arrangement for the application of amounts repaid that shall be determined by the Bank.

14.      Right of Set-Off and Lien
         -------------------------
         (a) Without derogating from the other clauses herein and without prejudice to the Bank's other rights, in the event of non-payment on due date of any amount which the Customer shall owe the Bank in respect of the Secured Amounts, or on the occurrence of one of the events of default which confers upon the Bank the right to demand immediate repayment of all or part of the Secured Amounts, the Bank shall have:
                  (1) A right of set-off over all the amounts or valuables held at any time whatsoever to the Customer's credit in any account whatsoever. The Bank shall also have a right of possession, a bankers' lien and a charge over all the monies held at the Bank at any time to the Customer's credit in any account whatsoever, and also over all the bills and other negotiable documents that are and/or shall be in its possession that stand and/or that shall stand to the Customer's credit and/or for him at the Bank in any manner, mode and form, including those delivered and/or that shall be delivered to the Bank for collection and/or security and/or custody and over the proceeds thereof.
                  (2) The right to credit any amount which the Bank receives in any manner, mode and form from the Customer and/or for the Customer and/or on account of the Customer and/or by realising the Pledged Securities and/or realising any right or collateral given to the Bank and/or which is and/or shall be held by the Bank on account of the said Secured Amounts or any part thereof as the Bank shall deem fit, and also to transfer any amount that shall be credited to the Customer at the Bank in any account whatsoever to any other account of the Customer, as the Bank deems fit.
                  (3) The right at any time to sell amounts in foreign currency credited to the Customer at the Bank, and the Bank may also collect additional amounts and government grants given to the Customer in consequence of selling foreign currency and use the monies received in consequence of the sale of foreign currency as aforesaid for the full or partial discharge of the Secured Amounts.
         (b) It is hereby expressly warranted that the provisions of Clause 14(a) above are in addition to and do not derogate in any manner from the right of set-off and the lien or the charge which the Bank has or shall have pursuant to any other document or at law.

15.      Insurance
         ---------
         The Bank is entitled at any time to insure the Pledged Securities at its own expense or make demand of the Pledgor to insure them against the risk that they will be redeemed by way of lottery at a price lower than the market price or against any other damage or risk, as it deems fit, provided that the Bank shall be exempt from any liability or obligation in connection with any insurance as aforesaid, or in the event that it does not insure the Pledged Securities or does not demand the insurance thereof, whether or not the Bank caused the said insurance to be effected or whether it did not effect it in the correct amount, time or manner for whatsoever reason.

16.      Commissions
         -----------
         The Pledgor hereby agrees that the Bank shall debit him from time to time with the Bank's customary commission in respect of its handling the Pledged Securities, until otherwise expressly and in writing agreed upon between the Pledgor and the Bank.

17.      Bank Entries
         ------------
         The Bank's accounts as recorded in its books and all the particulars thereof shall be deemed correct and shall serve as evidence against the Customer both in respect of the said Secured Amounts and also in respect of the Pledged Securities and the proceeds thereof.

18.      Autonomous Nature of the Collateral of the Pledgor
         --------------------------------------------------
         The collateral furnished to the Bank by the Pledgor shall be independent of any other collateral which the Bank has received or shall receive from the Customer or on his behalf and shall not affect any such other collateral or be affected by any such other collateral and shall serve as revolving collateral, notwithstanding the order of the accounts or of any account of the Customer, and shall always serve as revolving collateral for all the other amounts which the Customer shall owe the Bank at any of its branches in any manner whatsoever, directly or indirectly, and shall remain in full force until the Bank gives the Pledgor notice signed by the Bank that this Deed has been revoked.

19.      Application of the Guarantee Law
         --------------------------------
         The Pledgor hereby waives all the rights and/or options conferred upon a guarantor pursuant to the Guarantee Law, 5727-1967, and the Pledgor shall not be entitled to plead that his obligations pursuant to this Deed are void for any reason whatsoever.

20.      Appointment of Receiver
         -----------------------
         The Pledgor hereby agrees and consents that in the event of non-payment on due date of any amount which the Customer shall owe the Bank in respect of the Secured Amounts, or if the Bank becomes entitled to demand repayment pursuant to Section 31 or on the occurrence of one of the events of default which, given appropriate notice, would confer upon the Bank the right to demand immediate repayment of all or part of the Secured Amounts, the Bank shall be entitled, without providing any guarantee, surety, bond, security, deposit or pledge, to appoint or have appointed, with or without the presence of the Pledgor or the Customer (Ex Parte), one or more receivers over the assets of the Pledgor, with full and complete authority to manage and dispose the assets of the Pledgor for the purpose of discharging the Secured Amounts, including, without limitation the sale, assignment or other disposal of the Pledged Securities and any other assets of the Pledgor as may be necessary to fully discharge and repay to the Bank all of the Secured Amounts in accordance herewith. The Bank shall have full discretion over the identity of the Receiver and any replacement thereof and the Pledgor hereby releases and waives any right or claim and shall not have any demands or assertions against the Bank or the appointed receiver in such regard.

22.      Governing Law
         -------------
         This Deed shall be governed by, and construed in accordance with, the laws of the State of Israel.

         In the event that this Deed is executed by a company registered pursuant to the Companies Law, 5759-1999, or by a cooperative society, the pledge and/or charge created pursuant hereto shall be deemed to have been made pursuant to the Companies Law, the Pledge Law, 5727-1967 and the Cooperative Societies Ordinance, as the case may be.

23.      Jurisdiction
         ------------
         The Pledgor and the Bank hereby determine the city of Tel Aviv-Jaffa as the place of jurisdiction for all the purposes of this Deed, but nothing herein contained shall derogate from the right of the Bank to institute, at its sole choice and discretion, proceedings against the Pledgor in any other competent courts wheresoever situated.

24.      Irrevocable Instructions and Undertakings
         -----------------------------------------
         The instructions and undertakings contained in this Deed are irrevocable and cannot be rescinded or amended without the Bank's express written consent and shall also bind the Pledgor's successors and assigns, including the Pledgor's heirs, administrators of estate, trustees, guardians, liquidators and receivers.

25.      Assignment of Bank's Rights
         ---------------------------
         The Bank shall be authorized at any time at its discretion, without requiring the Pledgor's prior consent, to transfer or assign this Deed and the rights pursuant hereto to another or others, including all or part of the collateral, and any transferee shall also be entitled to transfer the said rights without requiring further consent from the Pledgor. Such transfer or assignment may be made by way of endorsement in the margins or on the back of this Deed or in any other manner as the Bank shall deem appropriate.

26.      Discharge of the Secured Amounts
         --------------------------------
         (a) The giving of this Deed does not derogate from the Bank's right to recover the Secured Amounts in a manner other than by the enforcement of this Deed.
         (b) The realization of any rights pursuant to this Deed shall not derogate from the Bank's rights to recover from the Customer the balance of the Secured Amounts that shall not be repaid upon the enforcement of this Deed.

27.      Preservation of Rights
         ----------------------
         Without derogating from any other provision herein, any waiver, extension, presumption, silence, restraint from action (hereinafter referred to as a "waiver") on the part of the Bank in respect of the full or partial non-performance or incorrect performance of any of the Pledgor's obligations pursuant hereto shall not be deemed a waiver by the Bank of any right whatsoever, other than with consent limited to the specific case for which it has been given.

28.      Addresses of the Parties and Agent for Service of Process
         ---------------------------------------------------------
         (a) The Pledgor's address is as set forth above or any other address in Israel or abroad of which notice has been given to the Bank by registered letter and receipt thereof has been acknowledged by the Bank in writing. Any notice sent to the Pledgor by the Bank by ordinary post to the said address shall be deemed to have been received by the Pledgor in accordance with the ordinary postal arrangements. A written declaration by the Bank with regard to the sending of notice and the time of dispatch thereof shall be deemed prima facie evidence against the Pledgor as to the time and dispatch mentioned therein.
         (b) The Pledgor hereby irrevocably designates, appoints and empowers: Mr. Richard M. Roberts,46 Montifiore Street, Tel Aviv,Israel, Zip Code 65201 to receive for and on behalf of the Pledgor, service of process issued out of the courts of the State of Israel or by or on behalf of the Bank or in any other manner in any legal action or proceedings arising out of or in connection with this Deed. Any service of Process to the above mentioned Agent shall be deemed as service of Process to the Pledgor itself.
         (c) If any process agent appointed pursuant to Clause 28(b) (or any successor thereto) shall cease to exist for any reason, the Pledgor will forthwith appoint another Process Agent with an office in Israel where process may be served and will supply the Bank with the New Agent's consent in writing.
         (d) Each of the parties hereto shall be entitled at any time and from time to time to give the other party notice in writing of any change in any of the addresses relating to the party giving such notice, and this Deed shall be deemed modified by and in accordance with every such notice of change.

29.      Definitions
         -----------
         In this Securities Pledge Deed:
         (a) "Bank" means - United Mizrahi Bank Ltd. and each of the existing branches and/or offices and/or subsidiaries and/or affiliates of the Bank in Israel and/or abroad as of the date of this Deed and/or that shall be established at any future date in any place in Israel or abroad, and the Bank's successors and assigns and any person or legal entity duly authorized to act on behalf of the Bank and its appointed representatives.
         (b) "Credit" or "banking services" means credit, in Israeli currency or in any foreign currency, whether in Israel or abroad, including every revolving credit, single credit, loan, discount and/or purchase and/or brokerage of bills, overdraft, granting of guarantee and/or letter of indemnity, opening of documentary credit, extension of time and of various banking facilities, handling of bills of lading, transactions in securities, services or other payments, given or that shall be given by the Bank to the Customer or to his order, as well as every transaction or other action which in accordance with or as a result thereof debts or liabilities are created or may be created by the Customer towards the Bank, whether as debtor or guarantor or endorser or in any other manner, whether jointly with others or separately, whether owing presently or in the future or shall be due, whether repayable prior to the execution of this Deed or from time to time thereafter, whether certain or contingent, whether owing directly or indirectly, expressly or impliedly.
         (c) "Bill" includes bills of exchange, promissory notes, withdrawals, cheques, and other negotiable instruments, unless the context otherwise demands.
         (d) In the event that this Deed is executed by two or more persons, the signatories shall be jointly and severally liable for the performance of all the obligations pursuant hereto.
         (e) Every mention in this Deed of the signatories hereto, whether in respect of their obligations or in any other matter, shall be deemed as referring to all of them jointly and to each of them severally.
         (f) In the event that this Deed is executed by only one person or entity, it shall be deemed to have been written in the singular. Words importing the masculine gender shall include in feminine gender.
         (g) Every mention in this Deed of the Customer shall be deemed as referring to all the entities constituting the Customer jointly and to each of them severally.
         (h) "Monies" or "Securities" or "the Pledged Securities" as hereinafter defined:
                  (1)      All securities of any type and description, including
                           those  defined  as  "securities"  in Section 1 of the
                           Securities Law, 5728-1968, and all other securities.
                  (2)      Securities  issued by the Government  and/or pursuant
                           to special laws,  including all types of  securities,
                           whether issued and/or listed for trading in Israel or
                           issued and/or listed for trading abroad.
                  (3)      Securities  listed for  trading on a stock  exchange,
                           securities  at the time of their issue  pursuant to a
                           prospectus or securities issued without a prospectus,
                           including   government   bonds   issued   without   a
                           prospectus,  convertible securities, warrants, rights
                           or foreign securities.
                  (4)      All types of mutual fund participation units.
                  (5)      All the securities defined in Clause 6(b) above.
                  (6)      Any right to  receive  assets  and/or  monies  and/or
                           rights  derived  by  executing  future   transactions
                           and/or transactions in options and/or transactions in
                           rights  and/or  other   transactions  of  any  nature
                           whatsoever,   executed   through  any  future  and/or
                           financial instruments in respect whereof which it is customary to trade on the capital markets whether issued pursuant to a prospectus or otherwise, whether traded on a stock exchange in Israel or abroad or not, whether traded over the counter or not and whether managed by the Bank and/or by other banks and/or by any other bodies, whether incorporated or otherwise, or not.

30.      Headings
         --------
         The headings in this Deed have been inserted for ease or reference and shall not be utilized as a means of interpreting the intentions of the parties or the interpretation of this Agreement.

31.      Special Conditions:
         -------------------
         Notwithstanding anything to the contrary herein, the following terms and conditions shall apply with respect to the Pledged Securities:
         (a) It is agreed between the Bank and the Customer and the Pledgor that on the date that the Bank makes the Loan available to the Customer pursuant to the Loan Agreement between the Bank and the Customer dated August 30, 2005 (the "Loan Agreement"), the ratio between the market value of the Pledged Securities and the Loan (as defined in the Loan Agreement) shall be not less than 130%.
         (b) The Customer and Pledgor undertake that at all times in the future, the ratio (hereinafter: the "Cover Ratio") between the market value of the Pledged Securities and the balance of the Loan and any due and payable Interest thereon and any other amounts payable pursuant to the Loan Agreement or Section 3 of the Upside Fee Agreement (as defined therein) shall in any event not be less than 130%.
         (c) The calculation of the Cover Ratio shall be as follows: the market value of the Pledged Securities shall be the market price of the Pledged Securities as traded on the stock exchange on which they are traded at the end of the last trading day prior to the calculation of the Cover Ratio; the balance of the Loan and any other amounts payable shall be in accordance with the records maintained by the Bank. The Cover Ratio shall be calculated on a daily basis.
         (d) Notwithstanding anything to the contrary herein or in any other agreement, instrument, understanding or contract to which the Bank and/or the Customer and/or the Pledgor are party and without derogating from or prejudicing the entitlement of the Bank to demand an immediate repayment of the Loan and/or to realise the Pledged Securities as provided herein or in the Loan Agreement or elsewhere, the Bank shall be entitled to call for immediate repayment of the Loan and any interest or other amounts payable by the Customer to the Bank and to sell the Pledged Securities and to use the proceeds therefrom for the repayment of the Loan, the Interest (as defined in the Loan Agreement) and any other amounts payable by the Customer to the Bank in the event the Cover Ratio falls below 130%, all in accordance with and subject to the terms hereinafter stipulated.

                  1. In the event the Cover Ratio falls below 130%, the Customer and the Pledgor undertake to repay a portion of the Loan and/or deposit with the Bank additional collateral to the satisfaction of the Bank in order to bring the Cover Ratio to not less than 130%, all within 5 (five) business days from the day on which the Cover Ratio shall fall below 130%.

                           If the Cover Ratio is not increased to 130% or higher in accordance with the foregoing within the said 5
                           (five) business days, the Bank will have the right to realize the Pledged Securities in any manner it deems appropriate and apply the proceeds thereof in order to reduce the balance of the Loan and all interest accrued thereon and all other amounts payable in connection therewith pursuant to the Loan Agreement to bring the Cover Ratio to 130%. In the event the Bank is unable through the realization of the Pledged Securities to bring the Cover Ratio to 130% within an additional 9 (nine) business days, and if the Customer has failed to provide, within that period, additional collateral so that the Cover Ratio is increased to 130% or more, the balance of the Loan and all interest accrued thereon and all other amounts payable in connection therewith pursuant to the Loan Agreement shall be immediately and automatically payable in full and the Bank shall have full and unrestricted right to realize the Pledged Securities in any manner it deems appropriate. The Pledgor and/or the Customer shall not have any claim, right or demand against the Bank in connection with sale or other manner of realization of the Pledged Securities by the Bank, including, without limitation, with respect to the manner, price, timing or other terms or conditions of the sale (or other manner of realization) of the Pledged Securities by the Bank on by third parties on its behalf.

                           It is hereby agreed that in the event the Bank has the right to, but does not sell or otherwise realize the Pledged Securities in accordance with the above provisions of this Section 31 (d) (1), and, the Cover Ratio increases to a rate exceeding 130% for a period of five consecutive trading days, the Cover Ratio shall be deemed not to have fallen below 130%.

                  2. In the event the Cover Ratio falls below 120%, the balance of the Loan and all interest accrued thereon and all other amounts payable in connection therewith pursuant to the Loan Agreement shall be immediately and automatically payable in full and the Bank shall have full and unrestricted right to realize the Pledged Securities in any manner it deems appropriate to effect the full and complete repayment of Secured Amounts.

                  3. In an event of a conflict between the application of the provisions of Section 31 (d) (1) and Section 31
                           (d) (2) above, the provisions of Section 31 (d) (2) shall prevail.

                  4. It is hereby agreed that the Bank shall not be required to give the Customer or the Pledgor notice of or data regarding the Cover Ratio nor shall it be required to give notice pursuant to Section 31 (d)
                           (2) above of its election to sell or otherwise realize the Pledged Securities in accordance as set forth above. The failure of the Bank to give any such notice or to take any action to sell or otherwise realize the Pledged Securities shall not constitute a waiver of or estoppel against the Bank and in any event, the Customer's undertaking to maintain a minimum Cover Ratio as stipulated in Section 31 (b) above is independent and separate therefrom and binds it for all intents and purposes.

                  5. In the event any competent authority or any court of law rules that the foregoing provision is unlawful, the provisions of Section 31 (d) (1) and 31 (d) (2) shall be deemed to include notice requirements in accordance with such law, and the Pledgor hereby agrees that above periods to cure are a reasonable period of time under the circumstances.

                           A notice for the purposes of this Section may be given to the Customer orally and/or in writing, including by being sent to the Customer by fax or by e- mail. The Bank's written confirmation as to giving the notice or transmitting the notice by fax/e-mail or the fax/e-mail confirmation shall be deemed prima facie evidence of the sending of the said notice and the notices shall be deemed to have been received thereupon.


                  6. The Customer and the Pledgor are aware and agree that the Bank shall not be liable in any manner for any damage and/or loss which may be caused to the Customer or the Pledgor as a result of the Loan and all accrued and unpaid interest thereon and all other payments becoming immediately due and payable and the realisation of the Pledged Securities and they hereby irrevocably waive in advance any claim and/or demand against the Bank in respect thereof.

                    The Customer and Pledgor are likewise aware that upon the delivery of a notice by the Bank for the immediate repayment of the Loan, the Loan and any interest accrued thereon and any other payment payable in connection therewith shall be automatically deemed due and payable, for all intents and purposes and that the Bank shall be entitled to debit the Account with various amounts as stipulated in the Loan Agreement or any Ancillary Agreement (as defined in the Loan Agreement) with respect to the early repayment of loans or credit.

         (e) The provisions of this Section 31 shall apply and prevail over any contradictory provision contained in any agreement, document, instrument or contract between the Bank and/or the Customer or the Pledgor.


           IN WITNESS WHEREOF THE PARTIES HERETO HAVE SIGNED THIS DEED
               AT THE PLACE AND ON THE DATE FIRST INDICATED ABOVE:



/s/ Shmuel Messenberg                       /s/ Isaac Dabah
-------------------------------------       ------------------------------------
            THE BANK                                      PLEDGOR



                                   Appendix A
                                   ----------

4,256,537 (Four Million Two Hundred and Fifty Six Thousand Five Hundred and Thirty Seven) ordinary shares of Delta Galil Industries Ltd., a public Israeli Company (company number 520025602), and any dividends or other distributions made on account of such shares.


/s/ Shmuel Messenberg                       /s/ Isaac Dabah
-------------------------------------       ------------------------------------
            THE BANK                                      PLEDGOR